Exhibit 99.1

For information, contact:

Media	- Susan Moore, 281-836-7398
Investors	- David Oatman, 281-836-7035

EXTERRAN HOLDINGS, INC. ANNOUNCES PLAN TO SEPARATE ITS INTERNATIONAL AND FABRICATION BUSINESSES INTO A NEW PUBLICLY TRADED COMPANY

EXTERRAN HOLDINGS, INC. WILL BE A PURE-PLAY U.S. COMPRESSION SERVICES BUSINESS

Investor Conference Call Scheduled For November 17, 2014, at 10:00 a.m. ET

HOUSTON, Nov. 17, 2014 — The board of directors of Exterran Holdings, Inc. (NYSE: EXH) announced today that it has unanimously authorized management to pursue a plan to separate the company’s international contract operations, international aftermarket services and global fabrication businesses into a standalone, publicly traded company (SpinCo), resulting in two independent companies.

Upon completion of the transaction, Exterran Holdings (RemainCo) will be a pure-play U.S. compression services business.  RemainCo will hold interests in Exterran Partners, L.P. (NASDAQ: EXLP), which include the sole general partner interest and certain limited partner interests that together currently represent a 37 percent ownership interest in Exterran Partners, as well as all of the incentive distribution rights in Exterran Partners.  In addition, RemainCo will own and operate the remaining U.S. contract operations and U.S. aftermarket services businesses currently owned by Exterran Holdings.  The operations of Exterran Partners will not be affected by the transaction.

SpinCo’s businesses will consist of Exterran Holdings’ current international contract operations and aftermarket services businesses, with operations in Latin America and parts of the Eastern Hemisphere, and its global fabrication business.

“This transaction is an extension of our efforts to enhance the performance and unlock the value of all the businesses in the Exterran Holdings portfolio and is consistent with the board of directors’ commitment to create long-term, sustainable shareholder value,” said Brad Childers, Exterran Holdings’ President and Chief Executive Officer.  “We believe creating two separate entities, each focused on its unique performance improvement and growth initiatives, will further enhance the competitive position of each business in the U.S. and global oil and gas production infrastructure markets.  This transaction will help ensure that each business has the management focus, financial strength and flexibility to pursue its own independent strategic priorities,” he added.

“RemainCo will be a pure-play U.S. compression services business with strong, stable cash flows from the distributions received from its general partner interests, including the associated incentive distribution rights, and limited partner interests in Exterran Partners and from the remaining businesses it will own.  With limited capital requirements and limited debt at the parent level, RemainCo is expected to be well-positioned to return a significant portion of its stable cash flow to investors in the form of a recurring dividend.  RemainCo anticipates continuing to pursue value-creating growth opportunities at Exterran Partners, including organic growth, third party acquisitions and sales of additional contract operations assets from RemainCo to Exterran Partners, in order to continue to grow cash flow and dividends over time,” Childers said.

“SpinCo will also be well-positioned for long-term success, as a company that will benefit from the global energy infrastructure build-out through its international services and global fabrication businesses. We believe SpinCo’s strong cash flow profile coupled with an attractive balance sheet will enable it to pay a recurring dividend to its shareholders.  SpinCo expects to continue focusing on growing its international contract operations business and pursuing growth in the fabrication and sale of our products in both the U.S. and international markets,” Childers concluded.

Benefits of the Transaction

Exterran Holdings believes that there are significant benefits to the simplified, separate companies resulting from this transaction, including:

RemainCo:

•                  Tailored Growth Strategies — exclusive focus on growing the U.S. services businesses, including organic growth, third party acquisitions and sales by RemainCo of additional U.S. contract operations assets over time to Exterran Partners;

•                  Stable Cash Flows — fee-based natural gas contract compression business generates stable cash flows;

•                  Efficient Return of Capital to Shareholders — expect to return a high percentage of cash flow in the form of a dividend given the limited capital requirements and limited debt at the parent level;

•                  Shareholder Alignment — appeals to investors looking for a pure-play yield investment with significant exposure to the U.S. energy infrastructure redevelopment; and

•                  Valuation — expected to be valued on a dividend yield basis, consistent with other publicly traded general partners, unlocking value for shareholders.

SpinCo:

•                  Tailored Growth Strategies — greater focus on profitable growth in strategic markets; poised to benefit from the continued build-out of global energy infrastructure and the redevelopment currently underway in North America;

•                  Cash Flow Generation — stable cash flows from its international services businesses and limited capital expenditures in its fabrication business are expected to allow for cash flow generation to support a continued return of capital to shareholders in the form of a dividend;

•                  Financial Flexibility — cash flow generation and low leverage allow for investment in value-creating international contract operations projects;

•                  Expanded Product Customer Base — the separation will enable SpinCo to expand its potential fabricated compressor sales customer base to include companies in the U.S. contract compression business that have historically been Exterran Holdings’ competitors;

•                  Attractive Returns — investments in international contract operations projects typically are sold with attractive rates of return and favorable contract durations; and

•                  Shareholder Alignment — appeals to investors interested in investing in the accelerating growth in the international and U.S. energy infrastructure build-out.

Financing and Capital Structure

SpinCo is expected to be distributed with an amount of long-term debt equivalent to the amount of long-term debt held at the Exterran Holdings parent level immediately prior to the transaction, and SpinCo will provide these borrowed funds to Exterran Holdings or its subsidiaries on or before closing.  Exterran Holdings is expected to pay off its long-term debt at closing with those funds and, as a result, RemainCo is expected to have no leverage at the parent level immediately following the transaction.  The structure of the transaction is not expected to impact Exterran Partners’ long-term debt, all of which is anticipated to remain in place immediately following the transaction.  As of September 30, 2014, Exterran Holdings had $737.7 million of long-term debt outstanding at the parent level, and Exterran Partners had $1,220 million of long-term debt outstanding.  SpinCo will also retain the rights to the receivables relating to the prior sales of Exterran Holdings’ assets in Venezuela.  These receivables currently total approximately $159 million, due in quarterly installments over the next two years.

The transaction is expected to result in the technical termination of Exterran Partners on the date of the transaction for U.S. federal income tax purposes.  The technical termination will not affect Exterran Partners’ classification as a partnership or otherwise affect the nature or extent of its “qualifying income” for U.S. federal income tax purposes.  Exterran Partners’ taxable year for all unitholders during the year the transaction is consummated is expected to end on the date of the transaction and may result in a deferral of depreciation deductions that would otherwise be allowable in computing the taxable income of Exterran Partners’ unitholders.  It is expected that any deferral of depreciation deductions could result in increased taxable income to certain unitholders in the year the transaction is consummated.

Dividend Policy

Exterran Holdings’ current dividend is $0.15 per share of common stock on a quarterly basis, a rate of $0.60 per share on an annualized basis.  The dividend policies for RemainCo and SpinCo will be evaluated and announced for each company prior to completion of the transaction.

Executive Management Teams and Boards of Directors

Upon completion of the transaction, RemainCo and SpinCo will each have its own independent executive management team and board of directors.  The board of directors of Exterran Partners’ managing general partner, including its conflicts committee, is anticipated to remain in place, with potentially some change in management representation on the board of directors post-transaction.  Exterran Holdings is in the process of identifying the individuals who will be appointed to serve as executive officers and directors of each company and will provide information regarding these individuals in the future.

Employees

Exterran Holdings does not expect the transaction will result in significant job reductions among its current workforce of approximately 10,000 employees. The company does not anticipate any significant changes to the benefits it offers employees.

Transaction Details and Next Steps

Under the planned spin-off transaction, Exterran Holdings shareholders will retain their current shares of Exterran Holdings stock and receive a pro-rata dividend of shares of stock in SpinCo. The actual number of SpinCo shares that will be distributed to Exterran Holdings shareholders will be determined prior to closing the transaction. Exterran Holdings expects to incur one-time charges related to the transaction, which will be quantified as the transaction progresses.  The completion of the spin-off will be subject to market conditions, the receipt of an opinion of counsel as to the tax-free nature of the transaction, completion of a review by the U.S. Securities and Exchange Commission of a Form 10 to be filed by SpinCo, the execution of separation and intercompany agreements and final approval of the Exterran Holdings board of directors. The spin-off will not be subject to a shareholder vote.  Exterran Holdings expects that the spin-off of SpinCo, if consummated, will take place during the second half of 2015.  While Exterran Holdings is committed to the spin-off, there can be no assurance that any transaction will ultimately be consummated and there can be no assurance of the terms or timing of such transaction if it is consummated.  Exterran Holdings may, at any time and for any reason until the proposed transaction is complete, abandon the separation or modify or change the terms of the spin-off.

Advisors

Goldman, Sachs & Co. is acting as sole financial advisor and Latham & Watkins LLP is serving as legal advisor to Exterran on the transaction.

Conference Call and Investor Presentation

Exterran Holdings will conduct a conference call regarding the transaction on Monday, Nov. 17, 2014, at 10:00 a.m. Eastern Time. To listen to the call via a live webcast, please visit Exterran’s website at www.exterran.com (http://www.media-server.com/m/p/j3bkojcy). The call will also be available by dialing 800-446-2782 in the United States and Canada, or +1-847-413-3235 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Exterran conference call number 38493088.

The slideshow that accompanies this presentation will be available on Exterran’s website concurrently with the conference call. The conference call will be available for replay within two hours following the conclusion of the call until Dec. 17, 2014. The webcast replay can be accessed on Exterran’s website and the telephonic replay can be accessed by dialing 888-843-7419 in the United States and Canada, or +1-630-652-3042 for international calls and entering the access code 38493088#.

About Exterran Holdings

Exterran Holdings, Inc. is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications. Exterran Holdings serves customers across the energy spectrum—from producers to transporters to processors to storage owners.  Headquartered in Houston, Texas, Exterran has approximately 10,000 employees and operates in approximately 30 countries. Exterran Holdings owns an equity interest, including all of the general partner interest, in Exterran Partners, L.P., a master limited partnership, the leading provider of natural gas contract compression services to customers throughout the United States. For more information, visit www.exterran.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran Holdings’ control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: Exterran Holdings’ plan to conduct a separation of certain of its businesses. the possibility that the proposed transaction will be consummated and the timing of its consummation, the expected benefits from the proposed transaction, the expected financial position and indebtedness levels of SpinCo and RemainCo following the proposed transaction, the expected dividend policies and dividend levels of SpinCo and RemainCo following the proposed transaction, the impact of the proposed transaction on employees and customers, the composition of the respective management teams and boards of directors of SpinCo and RemainCo following the consummation of the proposed transaction, the financial and operational strategies of SpinCo and RemainCo following the proposed transaction and their respective ability to successfully effect those strategies, Exterran Holdings’ expectations regarding future economic and market conditions, SpinCo’s and RemainCo’s financial and operational outlook and ability to fulfill that outlook and demand for SpinCo’s and RemainCo’s products and services and growth opportunities for those products and services.

While Exterran Holdings believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are actions by governmental and regulatory authorities; delays, costs and difficulties associated with the proposed transaction;  local, regional, national and international economic and financial market conditions and the impact they may have on Exterran Holdings, SpinCo, RemainCo and their respective customers; availability and terms of any financing associated with the proposed transaction; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; Exterran

Holdings’ ability to timely and cost-effectively execute larger projects; changes in political or economic conditions in key operating markets, including international markets; any non-performance by third parties of their contractual obligations; changes in safety, health, environmental and other regulations; and the performance of Exterran Partners.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings’ Annual Report on Form 10-K for the year ended December 31, 2013, and those set forth from time to time in Exterran Holdings’ filings with the Securities and Exchange Commission, which are available at www.exterran.com.  Except as required by law, Exterran Holdings expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

Source

Exterran Holdings, Inc.